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                                                                   EXHIBIT 99.13

NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 1999

           Column A                        Column B                   Column C                             Column D
--------------------------------------    ------------  -------------------------------------------     -----------------
                                                           Initial Cost to Partnership                  Costs Capitalized
                                                        -------------------------------------------        Subsequent
                                                                        Buildings and                           to
              Description                 Encumbrances    Land          Improvements       Total           Acquisition
--------------------------------------    ------------  -----------     ------------    ------------      -------------
Oak Grove Commons Office
  Warehouse Complex
   Downers Grove, Illinois                $1,125,002     $  936,122     $ 4,282,447     $  5,218,569       $   (22,652)

Leawood Fountain Plaza Office Complex
(76% undivided interest),
   Leawood, Kansas                                        1,010,047       6,306,150        7,316,197        (1,911,542)
                                          ----------     ----------     -----------     ------------       -----------
         Total                            $1,125,002     $1,946,169     $10,588,597     $ 12,534,766       $(1,934,194)
                                          ==========     ==========     ===========     ============       ===========


                                                                            Column E
                                                       ------------------------------------------------------
                                                                    Gross Amounts at Which
                                                                    Carried at Close of Period
                                                       ------------------------------------------------------
                                                                           Buildings and
                                                          Land               Improvements            Total
                                                       ----------          --------------         ------------
Oak Grove Commons Office/Warehouse Complex
   Downers Grove, Illinois                             $  936,122            $4,259,795            $ 5,195,917

Leawood Fountain Plaza Office Complex
   (76% undivided interest), Leawood Kansas             1,010,047             4,394,608              5,404,655
                                                       ----------            ----------            -----------

         Total                                         $1,946,169            $8,654,403            $10,600,572
                                                       ==========            ==========            ===========

(1) Amount is net of a building writedown of $77,225, to reflect the minimum recoverable value to the Partnership.

(2) Amount includes the disposal of Building G of Morenci Professional Park for $482,387 and a building writedown of $139,281 to reflect the minimum recoverable value to the Partnership.

NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 1999

                                                   Column F           Column G          Column H        Column I
                                                ------------        ------------       ---------    --------------
                                                                                                      Life on which
                                                                                                       Depreciation
                                                  Accumulated          Date of            Date       in Latest Income
                                                  Deprecation        Construction        Acquired      Statement is
                                                 ------------        ------------        ---------   ---------------
Computed
Oak Grove Commons Office/Warehouse Complex
   Downers Grove, Illinois                         $2,300,744         1972, 1976         1/24/84         30 years

Leawood Fountain Plaza Office Complex (76%
   undivided interest), Leawood, Kansas             2,970,634         1982, 1983         2/20/85         30 years
                                                   ----------
Total                                              $5,271,378
                                                   ==========

(1) Amounts shown are net of assets written-off and the following writedowns:

Oak Grove Commons Office/Warehouse Complex           $   693,000

Leawood Fountain Plaza Office Complex                  2,389,000

NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                        1999                  1998                  1997
                                                    ------------          ------------          ------------
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period                   $ 10,547,542          $ 10,393,196          $ 10,251,103

     Add - Cost of improvements                          158,139               270,969               231,208

     Less - Cost of disposals                           (105,109)             (116,623)              (89,115)
                                                    ------------          ------------          ------------

   Balance at end of period                         $ 10,600,572          $ 10,547,542          $ 10,393,196
                                                    ============          ============          ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period                   $  5,010,424          $  4,731,841          $  4,415,352

     Add - Provision during the period                   366,063               395,206               405,604

     Less - Depreciation on disposals                   (105,109)             (116,623)              (89,115)
                                                    ------------          ------------          ------------
   Balance at end of period                         $  5,271,378          $  5,010,424          $  4,731,841
                                                    ============          ============          ============

(C) The aggregate cost of real estate owned
   for federal income tax purposes                  $ 13,682,572          $ 13,629,542          $ 13,475,196
                                                    ============          ============          ============